UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center Suite 101 Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 716-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.      Changes in Registrant’s Certifying Accountant.

On March 24, 2022, the Audit Committee (the “Audit Committee”) and the full Board of Directors of Certara, Inc. (the “Company”) approved the dismissal of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm upon filing Form 10-Q for the quarter ending March 31, 2022, and further approved the engagement of RSM US LLP (“RSM”), contingent upon completion of RSM’s acceptance procedures, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.  If RSM does not accept retention as the Company’s independent registered public accounting firm, the Company will amend this report.

The audit reports of CohnReznick on the Company’s financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than a change in accounting principle explanatory paragraph indicating that the Company had changed its method of accounting for leases as of January 1, 2021 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

During the two most recent fiscal years ended December 31, 2021, and through the subsequent interim period preceding March 25, 2022

(i)	there were no disagreements between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference thereto in its reports on the Company’s financial statements for such years; and

(ii)

there was one “reportable event” within the meaning of Item 304(a)(1)(v) of  Regulation S-K under the Securities Act of 1933, as amended, (“Regulation S-K”), whereby CohnReznick issued an adverse opinion on our internal control over financial reporting at December 31, 2021 as a result of identifying a material weakness related to the Company’s information technology general controls over the Company’s cloud-based software system that supports project set-up and time submissions for services provided to the Company’s customers. The Audit Committee discussed this material weakness with CohnReznick and has authorized CohnReznick to respond fully to the inquiries of RSM concerning the material weaknesses.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of RSM, neither the Company nor anyone on its behalf consulted with RSM with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of RSM was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided each of CohnReznick and RSM with a copy of the disclosures it is making in this report and requested that CohnReznick furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of CohnReznick’s letter has been filed as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from CohnReznick LLP to the Securities and Exchange Commission, dated March 30, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022	CERTARA, INC.
(Registrant)

	By:	/s/ Richard M. Traynor
Richard M. Traynor
Senior Vice President and General Counsel